UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No.1

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	001-13349 (Commission File Number)	01-0393663 (IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME (Address of principal executive offices)	04609-0400 (Zip code)

Registrant’s telephone number, including area code:  (207) 288-3314

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Explanatory Note Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	Page 3 Page 3

Signatures	Page 4

Explanatory Note:

This Amendment No.1 to our Current Report on Form 8-K which was filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2013 (the “Original Filing”) is being filed to amend the following item as follows:

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements for Certain Officers.

As previously reported in its Original Filing, the Board of Directors of Bar Harbor Bankshares (the “Company”), upon the recommendation of the Company’s Compensation and Human Resources Committee, previously approved the adoption of the 2013 Annual Incentive Plan (the “Plan”) and designated target awards for fiscal year 2013 (calculated as a percentage of base salary) for certain executive officers of the Company and its wholly owned first tier bank and second tier trust company subsidiaries, including the Company’s named executive officers.

At its meeting on April 23, 2013, the Company's Board of Directors approved an amendment to the Plan for the purpose of changing the Short-Term Incentive Threshold and Targets applicable to the Company's CEO under the 2013 Plan. The percentage ranges for the 2013 Plan year as a percentage of base salary payout for the Company's President and CEO have been amended to read as follows:

2013 Short-Term Incentive Targets	Below Threshold	Threshold (50% of Target)	Target (100%)	Stretch (150%) of Target
President and CEO	0%	15.00%	30.00%	45.00%

No other changes were made to the Plan, the remainder of the terms of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES (Registrant)

By:	/s/ Joseph M. Murphy
Name: Joseph M. Murphy
Title: President and Chief Executive Officer

Date:  April 26, 2013